EXHIBIT 10.8









































                                                                  PAGE 288


                     GUARANTY AND SURETYSHIP AGREEMENT

          This GUARANTY AND SURETYSHIP AGREEMENT is made as of the 1st day of August, 1995, by BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a
Delaware corporation (the "Guarantor") in favor of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

          WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7,1974, as amended and supplemented (the "Act"), declares it to be in the public interest and to be the policy of the State of New
Jersey (the "State") to foster and promote the economy of the State, increase opportunities for gainful employment and improve living assist in the economic development or redevelopment of political subdivisions State, and otherwise contribute to the prosperity, health and general welfare its inhabitants by inducing manufacturing, industrial, commercial, recreation and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

          WHEREAS, the New Jersey Economic Development Authority (the "Authority"), a public body corporate and politic constituting an instrumentality of the State of New Jersey was created to aid in remedying the aforesaid conditions and to implement the purposes of the Act, and the Legislature has determined that the authority and powers conferred upon the Authority under the Act and the expenditure of moneys pursuant thereto constitute a serving of a valid public purpose and that the enactment of the provisions set forth in the Act is in the public interest and for the public benefit and good and has been so declared to be as a matter of express legislative determination; and

          WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Authority on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

          WHEREAS, Burlington Coat Factory Warehouse of New Jersey, Inc. (the "Company"), a wholly owned subsidiary of the Guarantor, submitted an application (the "Original Application") to the Authority for financial assistance in the principal amount of $10,000,000 for financing a portion of the costs of a project (the "1985 Project") consisting of the acquisition of
46.779 acres of land in the Township of Burlington, Burlington County, New Jersey, the construction of an approximately 500,000 square foot building situate thereon for use as a national distribution center for the Company's products (which building currently contains 75,000 square feet of office space), the equipping of such building with conveyor systems, rolling racks and automated machinery and the construction of a parking adjacent to such building, and the Authority, by resolution duly adopted July 3, 1985 in accordance with the Act, accepted the application of the Company for assistance in financing the 1985 Project; and

          WHEREAS, the Authority, by resolution duly adopted September 4, 1985 in accordance with the Act, authorized the issuance of not to exceed $10,000,000 aggregate principal amount of its Economic Development Bonds
                                                                 PAGE 289
(Burlington Coat Factory Warehouse of New Jersey, Inc. - 1985 Project) for the purpose of making a loan to the Company to finance the 1985 Project
(the "Original Loan"); and

          WHEREAS, on September 20, 1985 the Authority issued $10,000,000 of its Economic Development Bonds dated September 1, 1985 to finance the 1985 Project (the "Prior Bonds"); and

          WHEREAS, those Prior Bonds maturing on or after September 1, 1996 are subject to redemption prior to maturity, at the option of the Company, on any interest payment date on or after September 1, 1995; and

          WHEREAS, the Company desires to redeem $10,000,000 aggregate principal amount of the Prior Bonds maturing on or after September 1, 1996 (the "Refunded Bonds") on September 1, 1995; and

          WHEREAS, the Company, by letter dated May 10, 1995, notified the Authority of its intent to redeem the Refunded Bonds on September 1, 1995 and has requested the Authority's assistance in the issuance of not to exceed $10,000,000 aggregate principal amount of bonds to refinance the 1985 Project and to redeem the Refunded Bonds; and

          WHEREAS, on July 11, 1995, the Authority, by resolution duly adopted (the "Resolution"), authorized the issuance of its Economic Development Refunding Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1995 Project) (the "Refunding Bonds" or the "Bonds") for the purpose of providing funds for the Company to refinance the 1985 Project and to redeem the Refunded Bonds (the "Project"); and

          WHEREAS, the Authority has determined to issue the Bonds concurrently herewith pursuant to the Act, the Resolution and the Indenture (as hereinafter defined); and

          WHEREAS, the Authority, contemporaneously with the execution and delivery of this Agreement, has entered into a Loan Agreement with the Company, and an Indenture of Trust dated as of August 1, 1995 (the "Indenture") wherein the Authority has assigned certain of its rights under the Loan Agreement to the Trustee for the benefit of the Holders from time to time of the Bonds; and

          WHEREAS, to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds, the Company has requested the Bank to issue an irrevocable direct pay letter of credit substantially in the form of Annex A attached hereto, in an amount up to an aggregate amount of $10,357,293.00 (as reduced and reinstated from time to time in accordance with the provisions hereof and of the Letter of Credit), of $10,000,000 shall be available to pay the principal amount of the Bonds either (whether at the stated maturity date or by acceleration) or upon redemption the remainder shall be available to pay up to 210 days' interest on the on the Outstanding Bonds computed at the rate of six and one hundred twenty-five thousandths percent (6.125%) per annum accrued on the outstanding Bonds, as such interest becomes due; and
                                  -2-                                  290
          WHEREAS, as a condition, among others, to its issuance of the Letter of Credit, the Bank has required that (a) the Company and the Bank enter into a certain Letter of Credit Reimbursement Agreement dated of even date herewith (as amended from time to time, the "Reimbursement Agreement") and (b) the Guarantor execute and deliver to the Bank this Guaranty;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth (each of which is incorporated herein by reference), intending to be legally bound hereby, and in order to induce the Bank to issue the Letter of Credit, and to secure the observance, payment and performance of the Liabilities (as defined below), and with full knowledge that Bank would not make the said loans, extensions of credit or financial accommodations without this Guaranty and Suretyship Agreement (together with any amendments or modifications hereto in effect from time to time, the "Guaranty"), which shall be construed as an agreement of suretyship, the Guarantor hereby unconditionally agrees as follows:

     Section 1.     LIABILITIES GUARANTEED.

          Guarantor hereby guarantees and becomes surety to Bank for the full, prompt and unconditional payment of the Liabilities (as defined below), when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each and every term and condition of every transaction to be kept and performed by the Company under the Reimbursement Agreement and the other Loan Documents (as defined below). This Guaranty is a primary obligation of Guarantor and shall be a continuing Guaranty. Bank may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against the Company, any collateral, security for the Company's obligations under the Reimbursement Agreement and the other Loan Documents, any other guarantor or any otherperson, entity or property prior thereto, the liability of Guarantor hereunder being joint and several, and independent of and separate from the liability of the Company, guarantor or person and the availability of such collateral.

     Section 2.     DEFINITIONS.

               2.1. "Affiliate" means First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

               2.2. "Liabilities" means, collectively: (i) the repayment of all sums due under the Reimbursement Agreement (as the same may be amended from time to time) and the other Loan Documents; (ii) the performance of all terms, conditions and covenants set forth in the Reimbursement Agreement and the other Loan Documents; and (iii) all obligations and indebtedness of every kind and description of the Company to Bank or to any Affiliate, whether primary or secondary, absolute or contingent, direct or indirect, sole, joint, several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise, including without

                                   -3-                             291
limitation, principal, interest, fees, late charges and expenses, including attorney's fees and/or allocated fees of Bank's in-house legal counsel.

               2.3. "Loan Documents" means, collectively, the Reimbursement Agreement, that certain Mortgage and Security Agreement of even date herewith from the Company to Bank (the "Mortgage"), that certain Assignment of Leases and Rents of even date herewith from the Company to Bank (the "Assignment of Leases"), UCC-1 financing statements, this Guaranty and any other guaranty, document, certificate or instrument executed by the Company, Guarantor or any other obligated party in connection with the Letter of Credit and the Bonds, together with all amendments, modifications, renewals or extensions thereof. The Loan Documents are hereby made a part of this Guaranty to the same extent and with the same effect as if fully set forth herein.

               2.4. Capitalized terms not otherwise defined herein shall have the same meanings as are given to such terms in the Reimbursement Agreement and the other Loan Documents.

     Section 3.     REPRESENTATIONS AND WARRANTIES.

          Guarantor represents and warrants as of the date hereof and, unless otherwise indicated, at all times hereafter until the Liabilities are fully paid and performed, as follows:

               3.1. Organization, Powers. Guarantor: (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization and in which such qualification is material to the conduct of its business; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform all of its obligations under this Guaranty and any other Loan
Document to which it is a party.

               3.2. Execution of Guaranty. This Guaranty and all other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Loan Document to which Guarantor is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party (including without limitation the Loan Documents) or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan
Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

               3.3. Obligations of Guarantor. This Guaranty and each other Loan Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. The loans or credit accommodations made by Bank to the Company and the assumption by Guarantor of its obligations hereunder

                                  -4-                                292
and under any other Loan Document to which Guarantor is a party will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

               3.4. Litigation; Compliance with Laws. Except as set forth on Schedule A attached hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its properties or rights which, if adversely determined, would materially impair or affect: collateral securing the Liabilities; (ii) Guarantor's right to carry on its now conducted (and as now contemplated); (iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under this Guaranty or any other Loan Document to which Guarantor is a party. Guarantor is in compliance in all material respects with all laws, ordinances, rules, regulations and requirements which affect Guarantor, its assets or the operation of its business, and is not in violation of or in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority.

               3.5. Payment of Taxes. Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes or assessments have become due, except such that are contested in good faith by Guarantor by appropriate proceedings and for which adequate reserves have been established. Guarantor is not aware of any material unasserted claims for prior taxes against it for which adequate reserves have not been established.

               3.6. No Defaults. Guarantor is not (a) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or (b) in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or to which it is a party or by which it or any of its properties is bound.

               3.7. Financial Statements. All financial statements delivered by Guarantor to Bank are true, correct and complete in all material respects, fairly represent Guarantor's financial condition as of the date hereof and thereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.

               3.8. No Material Adverse Change. As of the date hereof, there has been no material adverse change in the financial condition, operations, affairs, prospects or business of Guarantor from the date of the most recent financial statements provided by Guarantor to Bank.

               3.9. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Bank by or on behalf of Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. It is specifically understood by Guarantor that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to the Company.

                                  -5-                                293
               3.10. Title to Property. Guarantor has good and marketable title to all of its properties and assets listed in the most recent financial statements delivered to Bankon or prior to the date hereof, except as otherwise expressly described in said financial statements, and except those properties and assets disposed of since the date of said financial statements.

     Section 4.     NO LIMITATION OF LIABILITY.

               4.1. Without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor to Bank, and without reducing the amount due under the terms of this Guaranty (except to the extent of amounts actually paid to and legally retained by Bank), Bank may at any time and from time to time, without the consent of notice to Guarantor, upon any terms or conditions, and in whole or in part:

                    4.1.1. Change the manner, place or terms of payment of (including, without limitation, the interest rate and monthly payment amount), and/or change or extend the time for payment of, or renew or modify, any of the Liabilities, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Loan Documents as so changed, extended, renewed or modified;

                    4.1.2. Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property at any time pledged, mortgaged or in which a security interest is given to secure, or however securing, the Liabilities;

                    4.1.3. Exercise or refrain from exercising any rights against the Company or others (including Guarantor) or against any security for the Liabilities or otherwise act or refrain from acting;

                    4.1.4. Settle or compromise any Liabilities, whether in a proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration) or settle or compromise any liability incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any Liabilities, whether or not due, to creditors of the Company other than Bank and Guarantor;

                    4.1.5. Apply any sums it receives, by whomever paid or however realized, to any of the Liabilities;

                    4.1.6. Add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other party who is in any way obligated for any of the Liabilities;

                    4.1.7. Accept any additional security for the Liabilities; and/or

                    4.1.8. Take any other action which might constitute a defense available to, or a discharge of, the Company or any other obligated party (including Guarantor) in respect of the Liabilities.

                                  -6-                               294
               4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Loan Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Bank or any Affiliate, or otherwise, shall not affect, impair or be a defense to Guarantor's obligations under this Guaranty.

     Section 5.     WAIVERS AND SUBORDINATION.

               5.1. Subordination of Subrogation. Guarantor irrevocably subordinates to the full and indefeasible payment of all of the Liabilities, any present or future claim, right or remedy to which Guarantor is now or may hereafter become entitled which arises on account of this Guaranty and/or from the performance by Guarantor of its obligations hereunder to be subrogated to Bank's rights against the Company or any other obligated party and/or any present or future claim, remedy or right to seek contribution reimbursement, indemnification, exoneration, payment or the like, or participation in any claim, right or remedy of Bank against the Company or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such subordination, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, exoneration or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Bank and shall segregate such funds from other funds of Guarantor and shall forthwith pay over to Bank such funds and/or property to be applied by Bank to the Liabilities, whether matured or unmatured, in accordance with the terms of the Reimbursement Agreement and the Loan Documents.

               5.2. Waiver of Remedies. To the extent permitted by law, Guarantor waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. In addition, Guarantor waives the right to marshalling of the Company's assets and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Bank against it. The parties hereto acknowledge and agree, however, that notwithstanding the waivers set forth in this Section 5.2, in the event the Guarantor provides to the Bank cash collateral in the amounts and otherwise as required pursuant to Section 7.2(c) of the Reimbursement Agreement, the Bank agrees to refrain from exercising any such rights against the Guarantor's non-cash collateral.

               5.3. Waiver of Defenses. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs,counterclaims, recoupments, reductions, limitations or impairments other than (a) payment in full of the Liabilities, and (b) such defenses as are assertable by the Company and not otherwise specifically waived pursuant to any other provision of this Guaranty.

               5.4. Waiver of Notice. Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Bank.

                                  -7-                                   295
      Section 6.     COVENANTS.

               6.1. Merger, Restructure. Guarantor shall not merge into, consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (now owned or hereafter acquired) to any person or entity, without the prior written consent of Bank.

               6.2. Maintenance of Business. Guarantor shall: (i) continue to remain in and operate substantially the same type of business presently engaged in by it; (ii) not suspend transaction of its usual business; (iii) conduct its business in an orderly, efficient and customary manner; (iv) comply with all laws, ordinances, rules, regulations and requirements and shall maintain its business, properties and assets necessary to conduct business in compliance with all applicable governmental laws, ordinances, approvals, rules, regulations and requirements, including without limitation, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, and the rules and regulations promulgated thereunder; and (v) not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any part of its properties or assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than (1) in the normal course of its business and (2) in connection with additional financing in relation to real property (other than the Mortgaged Premises, as defined in the Mortgage) from time to time owned by the Guarantors; provided, however, that the foregoing limitations shall not prohibit the Guarantor from engaging in additional activities related to its present corporate activities. To the extent that Guarantor controls the Company, Guarantor will not take or cause to be taken any inaction which will violate or cause a default or Event of Default under any of the Documents.

               6.3. Books and Records. Guarantor shall keep and maintain complete and accurate books and records in accordance with generally accepted accounting principles consistently applied, reflecting all of the financial affairs of Guarantor. Guarantor shall permit representatives of Bank to examine and audit Guarantor's (and its parent's and its subsidiaries') books and records, to inspect Guarantor's facilities and properties, and to discuss Guarantor's financial condition and the contents of Guarantor's financial statements with Guarantor's accountants.

               6.4. Financial Statements; Compliance Certificate.

                    6.4.1. Guarantor shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied:

                         (a)  Annual Report:  as soon as available and in any
event within 105 days after the end of each fiscal year, an annual audited consolidated financial statement for the Guarantor and its Consolidated Subsidiaries (including the Company) to the Trustee and to the Bank during the term of the Letter of Credit [including therein the balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the statements of operations of the Guarantor and Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year,]

                                   -8-                               296
prepared in accordance with GAAP consistentlly applied, all in reasonable detail and in each case duly certified by independent certified public accountants of recognized standing acceptable to the Bank, and by the chief financial or chief accounting officer of the Guarantor, together with a certificate of said accounting firm stating that, in the statements of the Guarantor and its consolidated subsidiaries (including the Company) for such fiscal year, it did not discover that an Event of Default (or an event which, with notice of the lapse of time or both, would constitute an Event of Default) had occurred at any time during such fiscal year, or, if an Event of Default (or such other event) did occur, the nature thereof.

                         (b)  Quarterly Report:  as soon as available and in
any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Guarantor and its consolidated subsidiaries (including the Company), during the term of the Letter of Credit, management prepared consolidated financial statements, including a balance sheet, income statement and cash flow statement prepared in accordance with GAAP, in form and substance satisfactory to the Bank for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, to the Trustee and to the Bank during the term of the Letter of Credit.

                         (c)  Management Letters:  the Guarantor will submit
annual management letters, if any, for the Guarantor, from the independent certified public accountants for the Guarantor.

                         (d)  SEC Reports.  Promptly after sending or filing,
copies of all proxy statements, financial statements and other notices and reports to the Trustee and the Bank when the Guarantor sends to its shareholders as well as copies of all regular, annual, periodic and special reports and all Registration Statements filed with the Securities and Exchange Commission or similar government authority or with any security exchange succeeding to the functions of the Securities and Exchange Commission
(other than those on Form S-8), including, without limitation, Forms 10Q and 10K.

                    6.4.2. Guarantor shall furnish to Bank, with each set of financial statements described in Section 6.4.1(a)-(c) above, a compliance certificate signed by Guarantor's chief financial or chief accounting officer
(a) certifying that: (i) all representations and warranties of Guarantor set forth in this Guaranty or any other Loan Document remain true and correct;
(ii) none of the covenants of Guarantor contained in this or any other
Loan Document has been breached; and (iii) to its knowledge, no event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Guaranty or any other Loan
Document. In addition, Guarantor shall promptly notify Bank of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition; and (b) showing the calculations and financial covenants set forth in Section 6.8 hereof.

               6.5. Taxes and Other Charges. Guarantor shall prepare and timely file all federal, state and local tax returns required to be filed by Guarantor and promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges imposed upon Guarantor or on any of Guarantor's property when due, but in no event after interest or penalties commence to accrue thereon or become a lien upon such property, except for those taxes, assessments, water and sewer rents, and other governmental charges then

                                   -9-                              297
being contested in good faith by Guarantor by appropriate proceedings and for which Guarantor established on its books, a reserve for the payment thereof in accordance with GAAP, and so long as such contest: (i) operates to prevent collection, stay any proceedings which may be instituted to enforce payment of such item, and prevent a sale of Guarantor's property to pay such item;
(ii) is maintained and prosecuted with due diligence; and (iii) shall not have been terminated or discontinued adversely to Guarantor. Guarantor shall submit to Bank, upon request, an affidavit signed by Guarantor certifying that all federal, state and local income tax returns have been filed to date and all real property taxes, assessments and other governmental charges with respect to Guarantor's properties have been paid to date.

               6.6. Security Interest in Property of Guarantor. Guarantor hereby grants to Bank a lien upon and continuing security interest in all property of Guarantor, now or hereafter in the possession of Bank or any Affiliate in any capacity whatsoever, including, without limitation, any balance or share of any deposit, trust or agency account (whether general or special, time or demand, matured or unmatured, fixed or unliquidated), and all property and assets of Guarantor now or hereafter subject to a security agreement, pledge, mortgage, assignment or other document or agreement granting any Affiliate a security interest therein or lien or encumbrance thereon ("Guarantor's Property"), as security for the performance of this Guaranty and the payment of the Liabilities, which security interest shall be enforceable and subject to all the provisions of this Guaranty, as if Guarantor's Property were specifically pledged hereunder, and the proceeds of Guarantor's Property may be applied to payment of the Liabilities at any time following the occurrence of a default or Event of Default under the Reimbursement Agreement, this Guaranty or any other Loan Document.

               6.7. Indemnification.

                    6.7.1. Guarantor hereby indemnifies and agrees to protect, defend and hold harmless Bank, any entity which "controls" Bank within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with Bank, and any member, officer, director, official, agent, employee or attorney of Bank, and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan
Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Bank in connection with the Mortgaged Premises; losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Mortgaged Premises required or mandated by any applicable environmental law; (iii) any untrue statement of a material fact contained in information submitted to Bank by Guarantor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iv) the failure of Guarantor to perform any obligations herein required to be performed by

                                  -10-                              298
Guarantor; and (v) the ownership, construction, occupancy, operation, use or maintenance of the Mortgaged Premises.

                    6.7.2. In case any action shall be brought against Bank or any other Indemnified Party in respect to which indemnity may be sought against Guarantor, Bank or such other Indemnified Party shall promptly notify Guarantor and Guarantor shall assume the defense thereof, including the employment of counsel selected by Guarantor and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of Bank to so notify Guarantor shall of any liability which it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Bank or any of the other Indemnified Parties. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Guarantor's sole cost and expense. Guarantor shall not be liable for any settlement of any such action effected without its consent, but if settled with Guarantor's consent, or if there be a final judgment for the claimant in any such action, Guarantor agrees to indemnify and save harmless Bank from and against any loss or liability by reason of such settlement or judgment.

                    6.7.3. The provisions of this Section 6.7. shall survive the repayment or other satisfaction of the Liabilities.

               6.8. Financial Covenants. Guarantor shall comply with the financial covenants, if any, hereinafter provided.

                    6.8.1. Current Assets and Liabilities. The Guarantor and its Consolidated Subsidiaries will maintain Current Assets in an amount which is not less than one hundred twenty percent (120%) of Current Liabilities.

                    6.8.2. Tangible Net Worth. The Guarantor and its Consolidated Subsidiaries' Consolidated Tangible Net Worth as at the end of any of its fiscal years during the term of this Agreement shall be equal to not less than (a) One Hundred Forty Million Dollars ($140,000,000) plus (b) Six Million Dollars ($6,000,000) multiplied by the number of full fiscal years which have elapsed since the end of the 1994 fiscal year. If the Guarantor changes its fiscal year, the minimum Tangible Net Worth as at the end of the new fiscal year end shall be equal to the minimum Tangible Net Worth which would have been required had the fiscal year end not been changed, plus Six Million Dollars ($6,000,000) multiplied by a fraction the numerator of which is the number of months between the previous fiscal year end and the new fiscal year end and the denominator of which is twelve (12).

                    6.8.3. Total Indebtedness. The Guarantor and its Consolidated Subsidiaries will not permit total indebtedness of the Guarantor and its Consolidated Subsidiaries in the aggregate to exceed one hundred eighty percent (180%) of such Consolidated group's Tangible Net Worth.

                    6.8.4. Long-Term Liabilities. The Guarantor and its Consolidated Subsidiaries will not permit Long-Term Liabilities to exceed sixty percent (60%) of the Capitalization.

                                   -11-                            299
                    6.8.5. Indebtedness for Borrowed Money. Neither the Guarantor nor the Company will borrow any funds except pursuant to the following types of borrowings: (a) borrowings to finance the acquisition of real or personal property (including capital leases) secured by a security interest encumbering such personal property, provided that the amount of any such encumbrance does not exceed the greater of the purchase price or fair market value of such property, (b) borrowings from Bank hereunder, and (c) the indebtedness described on Schedule B attached hereto. The foregoing exceptions, in the aggregate, are subject, however, to the provisions of Sections 6.8.2 and 6.8.3 hereof. Nothing herein contained shall be deemed in any way to limit the right and ability of the Guarantor and the Company to post letters of credit or to incur trade indebtedness in the ordinary course of their respective businesses, to the extent such activities are otherwise permitted under this Agreement.

     Section 7.     EVENTS OF DEFAULT.

               Each of the following shall constitute a default (each, an "Event of Default") hereunder:

               7.1. Non-payment when due of any sum required to be paid to Bank by the Company or the Guarantor under any of the Loan Documents;

               7.2. A breach of any covenant contained in Section 6.8 hereof;

               7.3. A breach by Guarantor of any other term, covenant, condition, obligation or agreement under this Guaranty, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Guarantor;

               7.4. Any representation or warranty made by Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect as of the date when made; or

               7.5. An Event of Default under any of the other Loan Documents.

     Section 8.     REMEDIES.

               Upon an Event of Default, all liabilities of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law, Bank may:

               8.1. Enforce the obligations of Guarantor under this Guaranty.

               8.2. To the extent permitted by law, and regardless of the adequacy of any collateral or other means of obtaining repayment of the Liabilities, Bank shall have the right immediately and without notice or other act, and is specifically authorized hereby, to setoff against any of the Liabilities any sum owed by Bank or any Affiliate in any capacity to Guarantor whether due or not, or any of Guarantor's Property, even if effecting such setoff results in a loss or reduction of interest to Guarantor or the imposition of a penalty applicable to the early withdrawal of time deposits. If such setoff creates an overdraft in any account held by

                                  -12-                             300
Bank or any Affiliate, Bank may charge Guarantor an administrative fee in an amount established from time to time by Bank. Bank shall be deemed to have exercised such right of setoff and to have made a charge against Guarantor's Property immediately upon the occurrence of the Event of Default, even though the actual book entries may be made at some time subsequent.

               8.3. Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Bank may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys' fees and costs, incurred by Bank in connection with the foregoing shall be included in the Liabilities guaranteed hereby and secured by the other Loan Documents, and shall be due and payable on demand, together with interest at three percent (3%) per annum above the rate of interest then in effect under the Reimbursement Agreement, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Bank shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Bank.

               8.4. From time to time and without advertisement or demand upon or notice to the Company or Guarantor of right of redemption, to sell, re-sell, assign, transfer and deliver all or part of Guarantor's Property, at any brokers' board or exchange or at public or private sale, for cash or on credit or for future delivery, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser of any security so held to represent that such security is purchased for investment purposes only. Upon each such sale, Bank may purchase all or any part of Guarantor's Property being sold, free from and discharged of all trusts, claims, rights of redemption and equities of Guarantor. In case of each such sale, or of any proceeding to collect any of the Liabilities, Guarantor shall pay all costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, Bank may apply any residue to the Liabilities and Guarantor shall continue to be liable for any deficiency, with interest.

     Section 9.     CONTINUING ENFORCEMENT OF GUARANTY

               9.1. If, after receipt of any payment of all or any part of the Liabilities, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and the other Loan Documents and shall remain effective notwithstanding the payment of the Liabilities, the termination of the Reimbursement Agreement, the cancellation of the Letter of Credit, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities become final and irrevocable.

                                  -13-                             301
                 9.2. Settlement of any claim by Bank against the Company, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty except to the extent of the amount actually paid by the Company or any other obligated party and legally retained by Bank in connection with the settlement.

     Section 10.    MISCELLANEOUS.

               10.1. Disclosure of Financial Information. Bank is hereby authorized to disclose any financial or other information about Guarantor to any regulatory body or agency having jurisdiction over Bank or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to the Company or Guarantor. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor. Guarantor agrees to indemnify, defend, release Bank, and hold Bank harmless, at Guarantor's cost and expense, from and against any and all lawsuits, claims, actions, proceedings or suits against Bank or against Guarantor and Bank, arising out of or relating to Bank's reporting or disclosure of such information. Such indemnity shall survive the repayment or other satisfaction of the Liabilities.

               10.2. Remedies Cumulative. The rights and remedies of Bank, as provided herein and in any other Loan Document, and all warrants of attorney contained herein and therein, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Bank at law or in equity. The failure, at any one or more times, of Bank to exercise any such right or remedy shall in no no event be construed as a waiver or release thereof. Bank shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

              10.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

             10.4. Attorney's Fees and Expenses. If Bank retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees (and/or allocated fees of Bank's in-house legal counsel) and such other reasonable expenses so incurred by Bank shall demand, become due and payable and shall be secured hereby.

               10.5. No Implied Waiver. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

                                   -14-                            302
               10.6. No Third Party Beneficiary. Guarantor and Bank do not intend the benefits of this Guaranty to inure to any third party and notwithstanding any term, condition or provision hereof or of any other Loan Document to the contrary, no third party (including the Company) shall have any status, right or entitlement under this Guaranty.

               10.7. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

               10.8. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Bank, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to Bank.

               10.9. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing and signed by Guarantor and Bank.

               10.10. Sales or Participations. Bank may from time to time sell or assign, in whole or in part, or grant participations in the Letter of Credit or the Reimbursement Agreement, and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be:
(a) entitled to all of the rights, obligations and benefits of Bank and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Guarantor, in each case as fully as though Guarantor were directly indebted to such holder. Bank may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank's or such holder's rights hereunder.

               10.11. Jurisdiction. Guarantor irrevocably appoints each and every owner, partner and/or officer of Guarantor as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Guaranty or any other Loan Document; and Guarantor hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of New Jersey or in the United States District Court for any District of New Jersey by service of process on any such owner, partner and/or officer; and Guarantor agrees that the courts of the State of New Jersey and the United States District Court for any District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of Guarantor and all collateral securing the obligations of Guarantor. Guarantor agrees not to assert proceeding initiated by Bank based upon improper venue or inconvenient forum. Guarantor agrees that any action brought by Guarantor shall be commenced and maintained only in a court in the federal judicial district or county in which Bank has its principal place of business in New Jersey.

                                  -15-                            303
                10.12. Notices. All notices and communications under this Guaranty shall be in writing and shall be given by either (a) hand delivery,
(b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Guaranty. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

               10.13. Governing Law. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without reference to conflict of laws principles.

               10.14. Joint and Several Liability. If Guarantor consists of more than one person or entity, the word "Guarantor" shall mean each of them and their liability shall be joint and several.

               10.15. Waiver of Jury Trial. GUARANTOR AND BANK AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM,
BROUGHT BY BANK OR GUARANTOR, ON OR WITH RESPECT TO THIS GUARANTY OR
ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT
HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.
BANK AND GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION
OR PROCEEDING.  FURTHER, GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO
CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES
THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND
THAT BANK WOULD NOT EXTEND CREDIT TO THE COMPANY IF THE WAIVERS SET
FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

          IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty and Suretyship Agreement as of the day and year first above written.

ATTEST:                       BURLINGTON COAT FACTORY WAREHOUSE
                              CORPORATION



By:______________________________    By:_____________________________________
  Name:  Robert L. LaPenta, Jr.      Name:  Mark A. Nesci
  Title: Assistant Secretary         Title: Vice President

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